As filed with the Securities and Exchange Commission on July 25, 2024
Registration No. 333-209854
Registration No. 333-217619
Registration No. 333-224606
Registration No. 333-232896
Registration No. 333-236862
Registration No. 333-253499
Registration No. 333-262965
Registration No. 333-269926
Registration No. 333-277240
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO:
FORM S-8

Registration No. 333-209854
Registration No. 333-217619
Registration No. 333-224606
Registration No. 333-232896
Registration No. 333-236862
Registration No. 333-253499
Registration No. 333-262965
Registration No. 333-269926
Registration No. 333-277240
Under
The Securities Act of 1933

NovoCure Limited
(Exact name of registrant as specified in its charter)

Jersey (State or other jurisdiction of incorporation or organization)	98-1057807 (I.R.S. Employer Identification Number)

NovoCure Limited
Second Floor, No.4 The Forum
Grenville Street
St. Helier, Jersey JE2 4UF
(Address, including zip Code, of Principal Executive Offices)

NovoCure Limited 2015 Omnibus Incentive Plan
NovoCure Limited 2024 Omnibus Incentive Plan
(Full title of each plan)

Ashley Cordova
Chief Financial Officer

NovoCure Limited
c/o Novocure Inc.
1150 Liberty Ridge Drive
Suite 115
Wayne, PA 19087
(212) 767-7530
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to :
Pran Jha
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company . See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 5, 2024, (the “Effective Date”), the shareholders of NovoCure Limited (the “Registrant”) approved the NovoCure Limited 2024 Omnibus Incentive Plan (the “2024 Plan”). The total number of ordinary shares of the Registrant that may be granted under the 2024 Plan consists of (i) up to 9,000,000 ordinary shares (reduced by any ordinary shares subject to awards granted under the NovoCure Limited 2015 Omnibus Incentive Plan (the “2015 Plan”) after April 2, 2024), all of which were available under the 2015 Plan and which ceased to be available for future awards under the 2024 Plan as of the Effective Date, and (ii) the number of undelivered shares subject to outstanding awards under the 2015 Plan that become available for future awards under the 2024 Plan as provided for in the 2024 Plan (the shares described in (i) and (ii), the “Prior Plan Shares”).

In accordance with Item 512(a)(1)(iii) of Regulation S-K and Compliance and Disclosure Interpretation 126.43, this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statements on Form S-8 (File Nos. 333-209854, 333-217619, 333-224606, 333-232896, 333-236862, 333-253499, 333-262965, 333-269926 and 333-277240) that were filed with the Securities and Exchange Commission (the “Commission”) by the Registrant on March 1, 2016, May 3, 2017, May 1, 2018, July 30, 2019, March 3, 2020, February 25, 2021, February 24, 2022, February 23, 2023 and February 22, 2024, respectively, covering a total of 47,743,427 ordinary shares issuable under the 2015 Plan is hereby filed to cover the issuance of the Prior Plan Shares pursuant to the 2024 Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed with the Commission, are hereby incorporated by reference into this Registration Statement:

(a)    The Registrant’s Annual Report on Form 10-K (including those portions of the Company’s definitive proxy statement relating to its 2024 annual meeting of stockholders that are incorporated by reference in the Company’s Annual Report on Form 10-K) for the year ended December 31, 2023, filed with the Commission on February 22, 2024;

(b)    The Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 2, 2024 and June 30, 2024;

(c)    The Company’s Current Reports on Form 8-K, filed with the Commission on January 4, 2024 and June 10, 2024 (other than the portions of these documents deemed furnished to, rather than filed with, the Commission); and

(d)    The description of ordinary shares set forth in the Registrant’s registration statement on Form 8-A filed with the Commission on September 23, 2015 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all offerings of securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In no event, however, will any information that the Registrant discloses under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant has entered into indemnification agreements with each of its directors to indemnify them against certain liabilities and expenses arising from their being a director to the maximum extent permitted by Jersey law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Subject to the Companies (Jersey) Law 1991 (the "Jersey Companies Law"), the Registrant’s Amended and Restated Articles of Association permit the Registrant to indemnify any director against any liability, to purchase and maintain insurance against any liability for any director and to provide any director with funds (whether by loan or otherwise) to meet expenditures incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure).

However, Article 77 of the Jersey Companies Law limits the ability of a Jersey company to exempt or indemnify a director from any liability arising from acting as a director. It provides that neither a company (or any of its subsidiaries) nor any other person for some benefit conferred or detriment suffered directly or indirectly by the company may exempt or indemnify any director from, or against, any liability incurred by him as a result of being a director of the company except where the company exempts or indemnifies him against:

(a) any liabilities incurred in defending any proceedings (whether civil or criminal):

i.in which judgment is given in his or her favor or he or she is acquitted;
ii.which are discontinued otherwise than for some benefit conferred by him or her or on his or her behalf or some detriment suffered by him or her; or
iii.which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), he or she was substantially successful on the merits in his or her resistance to the proceedings; or

(b) any liability incurred otherwise than to the company if he or she acted in good faith with a view to the best interests of the company;

(c) any liability incurred in connection with an application made under Article 212 of the Jersey Companies Law in which relief is granted to him or her by the court; or

(d) any liability against which the company normally maintains insurance for persons other than directors.

Article 77 of the Jersey Companies Law permits a company to purchase and maintain directors’ and officers’ insurance and the Registrant maintains a directors’ and officers’ liability insurance policy for the benefit of its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference			Filed Herewith
	Exhibit Description	Form	Date	Number
4.1	Memorandum of Association of NovoCure Limited	S-1/A	9/21/2015	3.3
4.2	Amended and Restated Articles of Association of NovoCure Limited	8-K	6/10/2022	3.1
5.1	Opinion of Ogier (Jersey) LLP to the legality of the securities				X
10.1	NovoCure Limited 2015 Omnibus Incentive Plan	S-1/A	9/21/2015	10.5
10.2	NovoCure Limited 2024 Omnibus Incentive Plan	8-K	6/10/2024	10.1
23.1	Consent of Ogier (included in Exhibit 5.1)				X
23.2	Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, Independent Registered Public Accounting Firm				X
24.1	Power of Attorney (included in signature page)				X

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.to include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
iii.to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on July 25, 2024.

NOVOCURE LIMITED

By:	/s/ Ashley Cordova
Ashley Cordova
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Ashley Cordova and Steven Robbins, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to each of them to sign for such persons below, in his or her name and in the capacities indicated below, and any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, with the Commission, and granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of such person below might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

	Signatures	Title	Date
By:	/s/ Asaf Danziger	Chief Executive Officer and Director (Principal Executive Officer)	July 25, 2024
Asaf Danziger
By:	/s/ Ashley Cordova	Chief Financial Officer (Principal Financial and Accounting Officer) and Authorized Representative in the United States	July 25, 2024
Ashley Cordova
By:	/s/ William F. Doyle	Executive Chairman and Director	July 25, 2024
William F. Doyle
By:	/s/ Jeryl L. Hilleman	Director	July 25, 2024
Jeryl L. Hilleman
By:	/s/ David T. Hung	Director	July 25, 2024
David T. Hung
By:	/s/ Kinyip Gabriel Leung	Director	July 25, 2024
Kinyip Gabriel Leung
By:	/s/ Martin J. Madden	Director	July 25, 2024
Martin J. Madden
By:	/s/ Allyson Ocean	Director	July 25, 2024
Allyson Ocean
By:	/s/ Timothy J. Scannell	Director	July 25, 2024
Timothy J. Scannell
By:	/s/ Kristin Stafford	Director	July 25, 2024
Kristin Stafford
By:	/s/ William A. Vernon	Director	July 25, 2024
William A. Vernon
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